Exhibit 99.1

Brand Energy & Infrastructure Services, Inc. July 24, 2006 Lenders’ Presentation Public Version

Forward Looking StatementsThis presentation contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this presentation are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan,“ "intend," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are based on assumptions that we have made in light of our industry experience and on our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you consider this presentation, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, we caution that you should not place undue reliance on any of our forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we have no duty to, and do not intend to, update or revise the forward-looking statements in this presentation after the date of this presentation.

Agenda Introduction Credit Suisse Acquisitions Overview Paul Wood, President & CEO Brand Update and Financial Overview Tony Rabb, VP, Finance & CFO Summary of Terms & Timing Credit Suisse Public Q&A Session Management Team

Introduction Brand Energy & Infrastructure Services, Inc. is currently pursuing two tuck-in acquisitions: Project Rush Hour – currently under contract Purchase price of approximately $31 million Estimated LTM 6/30/06 Adjusted EBITDA of $4.4 million pre-synergies and $5.4 million post-synergies Expected closing in early August Project Tesco – currently under LOI Purchase price of $20 – 25 million Estimated LTM 6/30/06 Adjusted EBITDA of $3.5 – 4.5 million Expected closing in August / September Brand is seeking to: Upsize existing Revolver to up to $100 million from existing $50 million Amend credit agreement to permit additional acquisitions and related financings Acquisition of Project Tesco, expected in August / September, will be financed from one or combination of IPO proceeds, existing cash and / or revolver draw Project Rush Hour ($ in millions) Sources Uses Revolver Draw $33.0Purchase Price – Project Rush Hour$31.0Fees & Expenses2.0 Total Source $33.0 Total Uses $33.0

Pro Forma Capitalization for Project Rush Hour & Project Tesco

BRAND
BRAND SERVICES INC.

($ in millions)

	Unaudited 3/31/2006	Pro Forma for Acquisitions Total	Pro Forma for IPO IPO Adjustments	Pro Forma for IPO Total
Cash	–			
Revolver	$13.5	$71.5	–	$71.5
US Term Loan B	228.2	228.2	100.0	328.2
Canadian Term Loan	60.0	60.0	–	60.0
Total Bank Debt	$301.7	$359.7		$459.7
Senior Sub Notes	150.0	150.0	(150.0)	–
Total OpCo Debt	$451.7	$509.7		$459.7
HoldCo PIK Notes	54.1	54.1	(54.1)	–
Total HoldCo Debt	$505.8	$563.8		$459.7
LTM 3/31/06 EBITDA (1)	$104.2	$113.0		$113.0
Senior Debt / EBITDA	2.9x	3.2x		4.1x
Total Opco Debt / EBITDA	4.3x	4.5x		4.1x

(1) Project Rush Hour LTM 3/31/06 Adjusted EBITDA is $4.3 million plus $1 million synergies and Project Tesco estimated LTM 3/31/06 Adjusted EBITDA is $3.5 - 4.5 million.

- Final determination of sources and uses from IPO proceeds to be determined
- For the purposes of this pro forma capitalization, assume Revolver draw for acquisitions of Project Rush Hour and Project Tesco

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Acquisitions Overview Paul Wood, President & CEO

Rush Hour Business Snapshot Privately held company with 30 years in operation Service Offering: full service work access provider Focused on west, northeast and midwest regions Top 10 customers account for 68% of revenue, including four of the top North American refiners 60%+ revenue from long term maintenance contracts with blue chip companies 2005 financials: $49 million Revenues, $4.1 million Adjusted EBITDA Estimated 6/30/06E LTM financials: $53 million Revenues, $4.4 million Adjusted EBITDA pre-synergies, $5.4 million post-synergies Revenue by Geography Revenue by End-Market West58%Northeast8%Midwest34%

Project Rush Hour Acquisition Rationale Adds market share in critical markets Heavy industrial states with projected large capital expenditures in targeted end markets Increases share in western region commercial markets Strengthens Brand’s northern region with additional geographic coverage Adds $30+ million to Brand maintenance contract annuity from blue chip companies Brings critical mass with select large North American refiners where Brand has less “share of wallet” and increases potential national contracts Adds emerging presence in ethanol plant construction market Extends Brand’s leading position in industrial end–markets Straightforward integration Compatible fleet Similar operations Aligns with Brand’s regions creating facility synergies

Project Rush Hour Financial Overview ($ in millions) (1) LTM 6/30/06 financials are management estimates. (2) Estimated LTM 6/30/06 Adjusted EBITDA includes $1 million synergies. In 2005, awarded multi-year contract with major west coast refinery ($2 million/year) Double digit growth in California commercial markets 2006 LTM revenue growth driven by improved oil prices, refining margins and increased refinery spending LTM LTM Rush Hour 2005 3/31/06 6/30/06E (1)Revenue$48.5$48.9$52.7Adj. EBITDA(2)$4.1$4.3$5.4Margin8.4%8.8%10.3%Capital Expenditures$1.1$3.1$4.2

Project Tesco Business Snapshot Well–established, closely held private company Service Offering: full service work access provider Focused in northern U.S. regions Primarily focused on industrial end–markets 2005 financials: $17 million Revenues, $2.4 million Adjusted EBITDA Estimated 6/30/06 LTM financials: $20 – 25 million Revenues, $3.5 – 4.5 million Adjusted EBITDA Revenue by Type Revenue by End-Market Labor75%Sales5%Rental20%

Brand Update and Financial Overview Tony Rabb, VP, Finance & CFO

Brand Q1 2006 Financial Performance LTM Results (1) ($ in millions) Y-o-Y Growth: 23% ($ in millions) LTM Growth: 6% Adj. EBITDA $104.2 Adj. EBITDA $31.0 $25.6 Margin 15.7% 16.0% Margin 15.4% 15.5% Q1 Results (1) Strong growth in all segments Accelerated Syncrude capital project demobilization in Oil Sands Hurricane reconstruction work in the Gulf region Revenue Highlights EBITDA Highlights Aluma cost synergies tracking to plan Labor OT impacting labor margin rates $98.8 (1) Pro forma for Aluma acquisition. $159.8 $197.2Q1 2005AQ1 2006A$638.4$675.8LTM 12/31/05ALTM 3/31/06A

Recent Trends and Business Outlook Revenue: Significant growth in 1H labor volume driven by accelerated Syncrude capital project demobilization, hurricane / Gulf Coast reconstruction work and good shutdown activity 1H growth across all segments and in line with expectations Market outlook and Brand prospects remain positive EBITDA: Aluma synergies realized Good leverage on cost structure… 1H SG&A / OH % to sales down 5 pts Labor / rental mix and higher labor OT impacting margin rates

IPO Update Brand is currently going through standard S.E.C. registration process Management believes there are no material issues impeding the process Brand expects to launch IPO in September, in compliance with terms of the current credit agreement

Amendment Summary & Timing Credit Suisse

Amendment Summary Key provisions of the amendment effective immediately: Permit up to $50 million increase in Revolver size to $100 million Permit $20 million increase to acquisitions basket Permit incremental Tack-on Term Loan B of $25 million (not currently being raised) MFN to be added 12.5 bps Amendment Fee to Lenders signing by the due date

Transaction Timetable July 24, 2006 July 31, 2006 Lenders’ Conference Call Amendment signing due date Date Event SunMonTueWedThuFriSat12345678910111213141516171819202122232425262728293031July 2006

Transaction Contacts

BRAND
BRAND SERVICES INC.

Brand Energy & Infrastructure Services, Inc.

Paul Wood	President & CEO	678-285-1440	pwood@brandscaffold.com
Tony Rabb	VP, Finance & CFO	678-285-1450	trabb@brandscaffold.com

CS Syndicated Loan Group

Dana Klein	Managing Director	212-538-7911	dana.klein@credit-suisse.com
Thomas Hall	Vice President	212-325-5249	thomas.hall@credit-suisse.com

CS Corporate Banking

Robert Hetu	Managing Director	212-325-4542	robert.hetu@credit-suisse.com

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Public Q&A Session Management Team

Investment Highlights Leading Positions in Highly Fragmented Markets Strong Underlying Industry Fundamentals Strong Portfolio of Service Offerings Highly Diversified Revenue Streams Long Standing Relationships with Blue Chip Customers Broad Network of Strategically Located Service Centers Industry Leading Safety Track Record Robust Financial Performance and Free Cash Flow Generation Proven, Experienced Management Team

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